EXHIBIT 10.2.2
UNLIMITED GUARANTY
     This Unlimited Guaranty, dated as of November 29, 2004 (this “Guaranty”), is executed by DiscLive, Inc., a Delaware corporation (the “Guarantor”), in favor of each of Gary Blum (“G Blum”), Jeffrey Doman (“Doman”), and Osias Blum (“O Blum” who together with G Blum and Doman are referred to as the “Lenders”).
     WHEREAS, contemporaneously with this Guaranty, Immediatek, Inc., a Nevada corporation (“Borrower”) entered into those certain Secured Convertible Promissory Notes by and between Borrower and each of the Lenders, individually (each, a “Note” and collectively, the “Notes”); and
     WHEREAS, Guarantor is a wholly-owned subsidiary of Borrower and will receive a direct benefit from the provision of this Guaranty; and
     WHEREAS, to induce Lenders to execute the Notes, Guarantor has agreed to execute and deliver this Guaranty in favor of Lenders.
     NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, Guarantor hereby agrees as follows:
     1. GUARANTY. Guarantor acknowledges and agrees that this Guaranty is to guaranty payment of the indebtedness of Borrower under the Notes.
     2. GUARANTY OF PAYMENT. Guarantor hereby guarantees to Lenders the full and punctual payment when due (whether at maturity, by acceleration or otherwise), of all financial obligations of Borrower to Lenders under or in connection with the Notes, whether direct or indirect, absolute or contingent, due or to become due, secured or unsecured, now existing or hereafter arising (the “Obligations”). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that Lenders first attempt to collect any of the Obligations from Borrower or resort to any security or other means of obtaining their payment. Should Borrower default in the payment or performance of any of the Obligations beyond any applicable grace period, the obligations of Guarantor hereunder shall become immediately due and payable to Lenders, without demand or notice of any nature, all of which are expressly waived by Guarantor. Payments by Guarantor hereunder may be required by Lenders on any number of occasions.
     3. GUARANTOR’S AGREEMENT TO PAY. Guarantor further agrees, as the principal obligor and not as guarantor only, to pay to Lenders, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by Lenders in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Guaranty from the time such amounts become due until payment, at the default rate as set forth in the Notes; provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.
     4. UNLIMITED GUARANTY. The liability of Guarantor hereunder shall be unlimited.
     5. WAIVERS BY GUARANTOR; LENDERS’ FREEDOM TO ACT. Guarantor agrees that the Obligations will be paid strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lenders with respect thereto. Guarantor waives presentment, demand, protest, notice of acceptance, notice of presentment and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require marshalling of assets of Borrower, and all suretyship defenses generally. Without limiting the generality of the foregoing, Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any of the Obligations and agrees that the obligations of Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of Lenders to assert any claim or demand or to enforce any right or remedy against Borrower; (ii) any extensions or renewals of any of the Obligations; (iii) any rescissions, waivers, amendments or modification of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (iv) the substitution or release of any entity primarily or secondarily liable for any of the Obligations; (v) the adequacy of any rights Lenders may have against any collateral or other means of obtaining repayment of the Obligations; (vi) the impairment of any collateral securing the Obligations, including without limitation, the failure to perfect or preserve any rights Lenders might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or (vii) any other act or omission which might in any manner or to any extent vary the risk of Guarantor or otherwise operate as a release or discharge of Guarantor, all of which may be done without notice to or consent of Guarantor.
     6. UNENFORCEABILITY OF OBLIGATIONS AGAINST BORROWER. If for any reason Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations are invalid or unenforceable or have become irrecoverable from Borrower by operation of law or for any other reason, this Guaranty shall nevertheless be binding on Guarantor to the same extent as if Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any of the Obligations shall be immediately due and payable by Guarantor.
     7. SUBROGATION; SUBORDINATION. Until the prior indefeasible payment in full of the Obligations, Guarantor shall not exercise any rights against

Borrower arising as a result of payment by Guarantor hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with Lenders in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature, Guarantor will not claim any set-off or counterclaim against Borrower in respect of any liability of Guarantor to Borrower, and Guarantor waives any benefit of and any right to participate in any collateral which may be held by Lenders. The payment of any amounts due with respect to any indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to the prior payment in full of the Obligations. Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of Borrower to Guarantor until the Obligations shall have been indefeasibly paid in full. If, notwithstanding the foregoing sentence, Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by Guarantor as trustee for Lenders and be paid over to Lenders on account of the Obligations without affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.
     8. FURTHER ASSURANCES. Guarantor hereby covenants and agrees with Lenders that until all Obligations guaranteed hereby have been completely repaid and this Guaranty has been terminated in accordance with the provisions of Section 9 below, Guarantor (i) will comply with, and will cause Borrower to comply with, all the terms and conditions of the Notes, and (ii) will not do anything which would result in Borrower defaulting under the terms and conditions of the Notes. Guarantor also agrees to do all the such things and execute all such documents, including financing statements, as Lenders may deem necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of Lenders hereunder.
     9. TERMINATION; REINSTATEMENT. This Guaranty shall remain in full force and effect until the earlier of (i) the irrevocable payment in full of all Obligations and the termination of all commitments of Lenders to Borrower, or (ii) Lenders’ receipt of written notice of Guarantor’s intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. No such notice shall be effective unless received and acknowledged by Lenders. No such notice shall affect any rights of Lenders hereunder with respect to Obligations incurred prior to the receipt of such notice or Obligations incurred pursuant to any contract or commitment in existence prior to such receipt; accordingly, all checks, drafts, notes, instruments (negotiable or otherwise) and writings made by or for the account of Borrower and drawn on Lenders purporting to be dated on or before the date of receipt of such notice, although presented to and paid or accepted by Lenders after that date, shall form part of the Obligations. This Guaranty shall continue to be effective or be reinstated, notwithstanding any such notice, if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by Lenders upon the insolvency, bankruptcy or reorganization of Borrower, or otherwise, all as though such payment had not been made or value received.
     10. SUCCESSOR AND ASSIGNS. This Guaranty shall be binding upon Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by Lenders and their successors, transferees and assigns. Without limiting the generality of the foregoing sentence, Lenders may assign or otherwise transfer any agreement or any note held by them evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other person or entity, and such other person or entity shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to Lenders herein.
     11. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor from any provision of this Guaranty shall be effective unless the same shall be in writing and signed by Lenders. No failure on the part of Lenders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof of the exercise of any other right.
     12. NOTICE. All notices and other communications made or required to be given pursuant to this Guaranty shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telecopy and confirmed by delivery via courier or postal service, addressed as follows:
i.	if to Guarantor, at 73 Spring Street, 3rd Floor, New York, New York 10012, Attention: ___(Fax Number: ___), with a copy to 2435 N. Central Expressway, Suite 1610, Richardson, Texas 75080, Attention: Zach Bair, Chief Executive Officer (Fax Number: (469) 227-7955), or at such other address for notice as Guarantor shall last have furnished in writing to Lenders;

ii.	if to G Blum, at 3104 Oak Lane, Dallas, Texas 75226 (Fax number: (214) 426-5238), or such other address for notice as G Blum shall last have furnished in writing to Guarantor;

iii.	if to Doman, at 5956 Sherry Lane, Suite 1000, Dallas, Texas 75225 (Fax number: (214) 346-2979), or such other address for notice as Doman shall last have furnished in writing to Guarantor; and

iv.	if to O Blum, at 3104 Oak Lane, Dallas, Texas 75226 (Fax number: (214) 426-5238), or such other address for notice as O Blum shall last have furnished in writing to Guarantor.
     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to the party to which it is directed, at the time of the receipt thereof by such party or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third business day following the mailing thereof.

     13. GOVERNING LAW; CONSENT TO JURISDICTION. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Texas. Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in any court of competent jurisdiction in Dallas County, Texas and consents to the non-exclusive jurisdiction of such courts and to service of process in any such suit being made upon Guarantor by mail at the address specified in Section 12 hereof. Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.
     14. MISCELLANEOUS. This Guaranty constitutes the entire agreement of Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions.
     15. BENEFIT. Guarantor hereby acknowledges, represents, and warrants that it receives financial and other benefits by virtue of its affiliation with Borrower and that it has and will receive direct and indirect benefits from the financing arrangements contemplated by the Notes and that such benefits, together with the rights of contribution and subrogation that may arise in connection herewith are a reasonably equivalent exchange of value in return for providing this Guaranty.
IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty, as of the date set forth above.

GUARANTOR:

DiscLive, Inc.

By:	/s/ Zach Bair

Name:	Zach Bair
Title:	CEO